UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

Offerpad Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39641	85-2800538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 S. Farmer Avenue Suite 500 Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 388-4539

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 10, 2025, OP SPE Borrower Parent, LLC (“SPE”), as parent borrower, OP SPE PHX1, LLC (“PHX1”), as borrower, and OP SPE TPA1, LLC (“TPA1”), as borrower, each an indirect wholly owned subsidiary of Offerpad Solutions Inc. (the “Company”), entered into Amendment Number Seven to the Third Amended and Restated Master Loan and Security Agreement, dated as of June 10, 2025 (the “Amendment”), with Citibank, N.A., as lender, which amends that certain Third Amended and Restated Master Loan and Security Agreement, dated as of June 7, 2022, by and among SPE, PHX1, TPA1, Citibank, N.A., as lender, and Wells Fargo, N.A., as calculation agent and paying agent.

The Amendment, among other things, reduces the senior facility committed amount from $150 million to $25 million and increases the uncommitted amount from $250 million to $375 million. The foregoing does not purport to be a complete description of the terms of the Amendment and such description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 5, 2025, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). Holders of Class A Common Stock were entitled to one vote per share held as of the close of business on April 11, 2025 (the “Record Date”). The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 24, 2025.

Proposal 1 - Election of three Class I directors for a term of office expiring on the date of the annual meeting of stockholders in 2028 and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Brian Bair	18,900,851	45,542	4,261,321
Kenneth DeGiorgio	18,747,093	199,300	4,261,321
Roberto Sella	18,879,843	66,550	4,261,321

Proposal 2 - Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
23,104,744	100,653	2,317	0

Proposal 3 - Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
18,730,915	212,825	2,653	4,261,321

Based on the foregoing votes, (i) the three Class I director nominees were elected, (ii) the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified and (iii) the Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit	Description

10.1	Amendment Number Seven, dated June 10, 2025, to Third Amended and Restated Master Loan and Security Agreement, dated as of June 7, 2022, by and among Citibank, N.A., OP SPE Borrower Parent, LLC, OP SPE PHX1, LLC and OP SPE TPA1, LLC

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Offerpad Solutions Inc.

Date: June 11, 2025	By:	/s/ Peter Knag
Peter Knag Chief Financial Officer